4Q2025
Supplemental Information
FURNISHED AS OF FEBRUARY 12, 2026 - UNAUDITED

FORWARD LOOKING STATEMENTS & RISK FACTORS

This Supplemental Information report contains disclosures that are “forward-looking statements.” Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “target,” “intend,” “plan,” “estimate,” “project,” “continue,” “should,” “could," "budget" and other comparable terms. These forward-looking statements are based on the Company's current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Such risks and uncertainties include, among other things, the following: the Company’s expected results may not be achieved; risks related to future opportunities and plans for the Company, including the uncertainty of expected future financial performance and results of the Company; pandemics or other health crises; increases in interest rates; the availability and cost of capital at expected rates; competition for quality assets; negative developments in the operating results or financial condition of the Company's tenants, including, but not limited to, their ability to pay rent; the Company's ability to reposition or sell facilities with profitable results; the Company's ability to release space at similar rates as vacancies occur; the Company's ability to renew expiring leases; government regulations affecting tenants' Medicare and Medicaid reimbursement rates and operational requirements; unanticipated difficulties and/or expenditures relating to future acquisitions and developments; changes in rules or practices governing the Company's financial reporting; the Company may be required under purchase options to sell properties and may not be able to reinvest the proceeds from such sales at rates of return equal to the return received on the properties sold; uninsured or underinsured losses related to casualty or liability; the incurrence of impairment charges on its real estate properties or other assets; other legal and operational matters; and other risks and uncertainties affecting the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in the Company’s filings and reports with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2024. Moreover, other risks and uncertainties of which the Company is not currently aware may also affect the Company's forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law. Stockholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in the Company’s filings and reports, including, without limitation, estimates and projections regarding the performance of development projects the Company is pursuing. For a detailed discussion of the Company’s risk factors, please refer to the Company's filings with the SEC, including this report and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Table of Contents

4	Highlights
8	Salient Facts
9	Corporate Information
10	Balance Sheet
11	Statements of Income
12	FFO, Normalized FFO, & FAD
13	Capital Funding & Commitments
14	Debt Metrics
15	Debt Covenants & Liquidity
16	Investment Activity
17	Joint Ventures
17	Re/development Activity
19	Portfolio
20	Health Systems
21	MOB Proximity to Hospital
22	Lease Maturity & Occupancy
23	Leasing Statistics
24	Same Store
26	NOI Reconciliations
27	EBITDA Reconciliations
29	Components of Net Asset Value
30	2026 Guidance

HEALTHCARE REALTY	4Q 2025 SUPPLEMENTAL INFORMATION 3

Highlights

HEALTHCARE REALTY REPORTS FOURTH QUARTER 2025 RESULTS
NASHVILLE, Tennessee, February 12, 2026 - Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the fourth quarter ended December 31, 2025 and introduced full year 2026 guidance.

“2025 represented a transformational year for Healthcare Realty,” commented Peter Scott, the Company’s President and Chief Executive Officer. “Our operational team delivered same-store growth that continues to exceed historical levels while our transactions team exceeded targets with $1.2 billion in dispositions at attractive pricing levels. We are encouraged by secular long-term trends driving demand for outpatient medical services, tenant space and assets across the country. We have strategically strengthened our corporate governance, leadership team and balance sheet over the past nine months, and I would like to thank the entire Healthcare Realty team for their strong efforts as we position the Company for sustainable long-term growth.”

FOURTH QUARTER 2025 HIGHLIGHTS
•GAAP Net Income of $0.04 per share, NAREIT FFO of $0.36 per share, Normalized FFO of $0.40 per share, and FAD of $113.9 million (payout ratio of 75%)
•Same store cash NOI growth of +5.5% was driven by tenant retention of 82.7% with +3.7% cash leasing spreads
•Fourth quarter lease executions totaled 1.5 million square feet including 316,000 square feet of new lease executions
◦Sequential lease up of over 500 bps in redevelopment projects versus prior quarter
◦Significant leasing momentum in early 2026 with nearly 1 million square feet of new and renewal leases executed year-to-date
•During the fourth quarter and through February, completed asset sales of $682 million, inclusive of one transaction expected to close later this month
•Net Debt to Adjusted EBITDA of 5.4x
•In December, Moody's Investors Service revised outlook to Stable and affirmed a Baa2 credit rating

FULL YEAR 2025 HIGHLIGHTS
•GAAP Net Loss of $0.71 per share, NAREIT FFO of $1.38 per share, Normalized FFO of $1.61 per share, and FAD of $448.3 million (payout ratio of 87%)
•Same store cash NOI growth of +4.8% was driven by 103 basis points in occupancy gain and tenant retention of 81.5% with +3.1% cash leasing spreads
•Full year lease executions totaled approximately 5.8 million square feet including 1.6 million square feet of new lease executions
•During 2025 and through February 2026, completed asset sales of $1.2 billion, inclusive of one transaction expected to close later this month, through 34 separate transactions at a blended cap rate of 6.7%
•Net Debt to Adjusted EBITDA was 5.4x at December 31, 2025, down from 6.1x at prior year end
•Repaid approximately $650 million of term loans and $250 million of senior notes. Extended $1.5 billion revolver to mature in July 2030 (inclusive of extension options) and added 1 to 2 years of additional extension options on outstanding term loans
•Reduced run-rate G&A expense by $10 million through cost saving implementations
•Appointed Peter Scott as President & Chief Executive Officer, Daniel Gabbay as Chief Financial Officer and supplemented leadership team with experienced industry executives

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 4

Highlights

FOURTH QUARTER AND FULL YEAR 2025 RESULTS

	THREE MONTHS ENDED				YEAR ENDED
	DECEMBER 31, 2025		DECEMBER 31, 2024		DECEMBER 31, 2025		DECEMBER 31, 2024
(in thousands, except per share amounts)	AMOUNT	PER SHARE	AMOUNT	PER SHARE	AMOUNT	PER SHARE	AMOUNT	PER SHARE
GAAP Net income (loss)	$14,391	$0.04	$(106,846)	$(0.31)	$(246,071)	$(0.71)	$(654,485)	$(1.81)
NAREIT FFO, diluted	$126,981	$0.36	$105,642	$0.30	$490,048	$1.38	$193,257	$0.52
Normalized FFO, diluted	$142,147	$0.40	$143,414	$0.40	$568,946	$1.61	$576,785	$1.56

LEASING ACTIVITY
During the fourth quarter, the Company executed 292 new and renewal leases for 1.5 million square feet with a weighted average lease term of 6.2 years and average annual escalators of 3.0%.
Key leasing highlights:
•Memphis, TN. 166,000 square feet of renewals with our health system partner, Baptist Memorial Health, maintaining 100% occupancy across four on-campus medical office buildings
•Austin, TX. 92,100 square feet of renewals with Baylor Scott & White Health in two fully occupied on-campus assets
•Hartford, CT. 65,500 square feet of new leases with Hartford Health (A rated) expanding our existing relationship, which also resulted in a substantial credit upgrade from the former tenant, Prospect Health
•Charlotte, NC. 15,500 square foot new lease with a leading multi-specialty healthcare provider aligned with Novant Health

CAPITAL ALLOCATION
Dispositions
During the fourth quarter and through February, the Company successfully completed most of its previously identified dispositions for a total of $682 million, inclusive of one transaction expected to close later this month. A summary of the significant sale transactions is as follows:
•Portfolio Sale/Various Markets. Completed strategic market exits of the El Paso, TX; Des Moines, IA; Fort Wayne, IN; Cincinnati, OH; Salt Lake City, UT; Las Vegas, NV; and Kokomo, IN MSAs with the sale of a 25-property portfolio for $348.9 million to a single private purchaser, reducing exposure to non-priority markets and further refining the Company's core operating portfolio
•Phoenix, AZ. Disposed of two unaffiliated, off-campus properties to private market purchasers for $27.5 million. One asset was fully vacant at the time of the sale
•Atlanta, GA. Opportunistic sale of one fully stabilized asset to the affiliated health system at a premium valuation of $21.9 million
•Jacksonville, FL. Completed strategic market exit of the Jacksonville, FL MSA with the $18.6 million sale of two fully-leased MOBs at attractive market pricing
Development and Redevelopment
During the fourth quarter, the Company added five new redevelopments and made significant progress on its development and redevelopment pipeline, advancing several key projects across major markets. Highlights of new projects commenced include:

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 5

Highlights

•Houston, TX. Part of a two-MOB cluster in the growing Clear Lake submarket located between two major hospitals, HCA Houston Clear Lake and Houston Methodist Clear Lake. The $10.4 million redevelopment will transform the large user space layouts into modern, multi-tenant clinical suites
•Denver, CO. A two-MOB cluster located in a rapidly growing submarket between UC Highlands Ranch hospital and Advent Health Littleton hospital. The $10.2 million redevelopment project will modernize the properties and deliver an expected return on investment through lease up of 31,000 square feet at strong rental rates
Balance Sheet
•Debt paydown from asset sales reduced Net Debt to Adjusted EBITDA to 5.4x. At year-end, the Company has approximately $1.4 billion of liquidity on the line of credit and cash on hand
•In the fourth quarter, the Company fully repaid $542 million of term loans due in 2027
•In January 2026, the Company repurchased 2.9 million shares of its common stock at an average price of $17.27 per share for a total of $50 million
•In addition, on February 12, 2026, Healthcare Realty announced the establishment of its inaugural commercial paper program, with a total size of up to $600 million, further diversifying the Company’s range of financing alternatives

DIVIDEND
The Board unanimously approved a common stock dividend in the amount of $0.24 per share to be paid on March 11, 2026, to Class A common stockholders of record on February 24, 2026. Additionally, the eligible holders of operating partnership units will receive a distribution of $0.24 per unit, equivalent to the Company's Class A common stock dividend.

GUIDANCE
The Company's 2026 per share estimated guidance ranges are as follows:

	ACTUAL	2026 GUIDANCE
	2025	LOW	HIGH
Earnings per share	$(0.71)	$(0.05)	$0.05
NAREIT FFO per share	$1.38	$1.44	$1.50
Normalized FFO per share	$1.61	$1.58	$1.64
Same Store Cash NOI growth	4.8%	3.5%	4.5%
The 2026 annual guidance range reflects the Company's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, and operating and general and administrative expenses. The Company's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. The Company's guidance also does not include any future acquisitions, developments or share issuances or repurchases, other than as discussed in the detailed guidance assumptions on page 30 of the 4Q 2025 Supplemental. There can be no assurance that the Company's actual results will not be materially higher or lower than these expectations. If actual results or timing vary from these assumptions, the Company's expectations may change. See page 30 of the 4Q 2025 Supplemental for additional details and assumptions.

EARNINGS CALL
On Friday, February 13, 2026, at 9:00 a.m. Eastern Time, Healthcare Realty Trust has scheduled a conference call to discuss earnings results, quarterly activities, general operations of the Company and industry trends.
Simultaneously, a webcast of the conference call will be available to interested parties at https://investors.healthcarerealty.com/corporate-profile/webcasts under the Investor Relations section. A webcast replay will be available following the call at the same address.
Live Conference Call Access Details:
•Domestic Dial-In Number: +1 800-715-9871 access code 4950066
•All Other Locations: +1 646-307-1963 access code 4950066

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 6

Highlights

Replay Information:
•Domestic Dial-In Number: +1 800-770-2030 access code 4950066
•All Other Locations: +1 609-800-9909 access code 4950066

ABOUT HEALTHCARE REALTY
Healthcare Realty Trust Incorporated (NYSE: HR) is the largest public, pure-play owner, operator and developer of medical outpatient buildings in the United States.

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 7

Salient Facts [1]

Properties

562 properties totaling 32.7M SF
50 markets in 27 states
65% of NOI in Top 15 Markets

Capitalization

$10.1B enterprise value as of 12/31/25
$6.0B market capitalization as of 12/31/25
355.9M shares/units outstanding as of 12/31/25
354.9M diluted WA shares outstanding
BBB/Baa2 S&P/Moody's
40.3% net debt to enterprise value at 12/31/25
5.4x net debt to adjusted EBITDA

1Includes properties held in joint ventures and excludes assets held for sale.

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 8

Corporate Information

Healthcare Realty (NYSE: HR) is a real estate investment trust (REIT) that owns and operates medical outpatient buildings primarily located around market-leading hospital campuses. The Company selectively grows its portfolio through property acquisition and development. As of December 31, 2025, the Company was invested in 562 real estate properties in 27 states totaling 32.7 million square feet and had an enterprise value of approximately $10.1 billion, defined as equity market capitalization plus the principal amount of debt less cash.

EXECUTIVE OFFICERS

Peter A. Scott
President and Chief Executive Officer

Ryan E. Crowley
Executive Vice President and Chief Investment Officer

Daniel Gabbay
Executive Vice President and Chief Financial Officer

Robert E. Hull
Executive Vice President and Chief Operating Officer

Andrew E. Loope
Executive Vice President, General Counsel and Secretary

ANALYST COVERAGE

BMO Capital Markets	J.P. Morgan Securities LLC
BTIG, LLC	Jefferies LLC
Cantor Fitzgerald & Co.	KeyBanc Capital Markets Inc.
Citi Research	RBC Capital Markets
Deutsche Bank Securities	Scotiabank
Green Street Advisors, Inc.	Wells Fargo Securities, LLC

BOARD OF DIRECTORS

Thomas N. Bohjalian
Chairman, Healthcare Realty Trust Incorporated
Retired Head of U.S Real Estate, Cohen & Steers

Peter A. Scott
President and Chief Executive Officer
Healthcare Realty Trust Incorporated

David B. Henry
Retired Vice Chairman and Chief Executive Officer
Kimco Realty Corporation

Jay P. Leupp
Managing Partner and Senior Portfolio Manager
Terra Firma Asset Management, LLC

Constance B. Moore
Retired President and Chief Executive Officer
BRE Properties, Inc.

Glenn J. Rufrano
Executive Chairman
PREIT

Donald C. Wood
Chief Executive Officer
Federal Realty Investment Trust

David R. Emery (1944-2019)
Chairman Emeritus
Healthcare Realty Trust Incorporated

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 9

Balance Sheet
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024
Real estate properties
Land	$1,060,254	$1,066,616	$1,105,231	$1,134,635	$1,143,468
Buildings and improvements	8,514,165	8,557,270	9,199,089	9,729,912	9,707,066
Lease intangibles	455,254	504,309	567,244	631,864	664,867
Personal property	7,056	6,854	6,944	9,938	9,909
Investment in financing receivables, net	123,249	123,346	124,134	123,813	123,671
Financing lease right-of-use assets	75,083	75,462	76,574	76,958	77,343
Construction in progress	—	—	40,421	35,101	31,978
Land held for development	57,535	57,203	49,110	52,408	52,408
Total real estate investments	10,292,596	10,391,060	11,168,747	11,794,629	11,810,710
Less accumulated depreciation and amortization	(2,397,795)	(2,381,297)	(2,494,169)	(2,583,819)	(2,483,656)
Total real estate investments, net	7,894,801	8,009,763	8,674,578	9,210,810	9,327,054
Cash and cash equivalents	26,172	43,345	25,507	25,722	68,916
Assets held for sale, net	143,580	604,747	358,207	6,635	12,897
Operating lease right-of-use assets	204,906	209,291	243,910	259,764	261,438
Investments in unconsolidated joint ventures	453,607	458,627	463,430	470,418	473,122
Other assets, net	487,795	533,874	469,940	522,920	507,496
Total assets	$9,210,861	$9,859,647	$10,235,572	$10,496,269	$10,650,923

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS, AND STOCKHOLDERS' EQUITY
	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024
Liabilities
Notes and bonds payable	$3,911,423	$4,485,706	$4,694,391	$4,732,618	$4,662,771
Accounts payable and accrued liabilities	211,071	173,784	194,076	144,855	222,510
Liabilities of properties held for sale	15,160	69,808	30,278	422	1,283
Operating lease liabilities	162,922	166,231	203,678	224,117	224,499
Financing lease liabilities	73,130	72,654	73,019	72,585	72,346
Other liabilities	160,530	146,618	158,704	174,830	161,640
Total liabilities	4,534,236	5,114,801	5,354,146	5,349,427	5,345,049

Redeemable non-controlling interests	3,252	4,332	4,332	4,627	4,778

Stockholders' equity
Preferred stock, $0.01 par value; 200,000 shares authorized	—	—	—	—	—
Common stock, $0.01 par value; 1,000,000 shares authorized	3,516	3,516	3,516	3,510	3,505
Additional paid-in capital	9,137,257	9,134,486	9,129,338	9,121,269	9,118,229
Accumulated other comprehensive (loss) income	(5,174)	(6,461)	(9,185)	(7,206)	(1,168)
Cumulative net income attributable to common stockholders	128,238	113,847	171,585	329,436	374,309
Cumulative dividends	(4,646,944)	(4,562,454)	(4,477,940)	(4,368,739)	(4,260,014)
Total stockholders' equity	4,616,893	4,682,934	4,817,314	5,078,270	5,234,861
Non-controlling interest	56,480	57,580	59,780	63,945	66,235
Total equity	4,673,373	4,740,514	4,877,094	5,142,215	5,301,096
Total liabilities, redeemable non-controlling interests, and stockholders' equity	$9,210,861	$9,859,647	$10,235,572	$10,496,269	$10,650,923

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 10

Statements of Income
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024
Revenues
Rental income	$274,731	$287,399	$287,070	$288,857	$300,065
Interest income	3,614	3,480	3,449	3,731	4,076
Other operating	7,958	6,886	6,983	6,389	5,625
	286,303	297,765	297,502	298,977	309,766
Expenses
Property operating	110,732	113,456	109,924	114,963	114,415
General and administrative	13,787	21,771	23,482	13,530	34,208
Normalizing items [1]	(3,469)	(12,046)	(10,302)	(502)	(22,991)
Normalized general and administrative	10,318	9,725	13,180	13,028	11,217
Transaction costs	300	125	593	1,011	1,577
Depreciation and amortization	127,408	137,841	147,749	150,969	160,330
	252,227	273,193	281,748	280,473	310,530
Other income (expense)
Interest expense before merger-related fair value	(37,337)	(41,927)	(42,766)	(44,366)	(47,951)
Merger-related fair value adjustment	(10,852)	(10,715)	(10,580)	(10,446)	(10,314)
Interest expense	(48,189)	(52,642)	(53,346)	(54,812)	(58,265)
Gain on sales of real estate properties and other assets	135,711	76,771	20,004	2,904	32,082
Loss on extinguishment of debt	(165)	(286)	—	—	(237)
Impairment of real estate assets and credit loss reserves	(105,806)	(104,362)	(142,348)	(12,081)	(81,098)
Equity (loss) income from unconsolidated joint ventures	(634)	287	158	1	224
Interest and other (expense) income, net	(402)	(2,884)	(366)	95	(154)
	(19,485)	(83,116)	(175,898)	(63,893)	(107,448)
Net income (loss)	$14,591	$(58,544)	$(160,144)	$(45,389)	$(108,212)
Net (income) loss attributable to non-controlling interests	(200)	806	2,293	516	1,366
Net income (loss) attributable to common stockholders	$14,391	$(57,738)	$(157,851)	$(44,873)	$(106,846)

Basic earnings per common share	$0.04	$(0.17)	$(0.45)	$(0.13)	$(0.31)
Diluted earnings per common share	$0.04	$(0.17)	$(0.45)	$(0.13)	$(0.31)

Weighted average common shares outstanding - basic	350,052	349,964	349,628	349,539	351,560
Weighted average common shares outstanding - diluted [2]	350,052	349,964	349,628	349,539	351,560

STATEMENTS OF INCOME SUPPLEMENTAL INFORMATION
	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024
Interest income
Financing receivables	$2,023	$2,029	$1,956	$1,950	$2,103
Interest on mortgage and mezzanine loans	1,591	1,451	1,493	1,781	1,973
Total	$3,614	$3,480	$3,449	$3,731	$4,076

Other operating income
Parking income	$2,193	$2,179	$2,369	$1,863	$1,958
Management fee and miscellaneous income	5,765	4,707	4,614	4,526	3,667
Total	$7,958	$6,886	$6,983	$6,389	$5,625

1Normalizing items primarily include restructuring, severance-related costs and non-routine advisory fees associated with shareholder engagement.
2Potential common shares are not included in the computation of diluted earnings per share when a loss exists (or when dividends paid are greater than income), as the effect would be an antidilutive per share amount. As a result, the outstanding limited partnership units in the Company's operating partnership ("OP"), totaling 4,280,972 units were not included.

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 11

FFO, Normalized FFO, & FAD [1,2,3]
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024
Net income (loss) attributable to common stockholders	$14,391	$(57,738)	$(157,851)	$(44,873)	$(106,846)
Net income (loss) attributable to common stockholders per diluted share [3]	$0.04	$(0.17)	$(0.45)	$(0.13)	$(0.31)

Gain on sales of real estate assets	(135,711)	(76,771)	(20,004)	(2,904)	(32,082)
Impairments of real estate assets	105,706	104,362	140,877	10,145	75,423
Real estate depreciation and amortization	134,736	143,187	152,936	155,288	164,656
Non-controlling income (loss) from operating partnership units	200	(806)	(2,293)	(599)	(1,422)
Unconsolidated JV depreciation, amortization and impairment	7,659	6,688	6,706	6,717	5,913
FFO adjustments	$112,590	$176,660	$278,222	$168,647	$212,488
FFO adjustments per common share - diluted	$0.32	$0.50	$0.79	$0.48	$0.60
NAREIT FFO	$126,981	$118,922	$120,371	$123,774	$105,642
NAREIT FFO per common share - diluted	$0.36	$0.34	$0.34	$0.35	$0.30

Transaction costs	300	125	593	1,011	1,577
Lease intangible amortization	(698)	(203)	(222)	(228)	(2,348)
Non-routine tax and legal matters	(682)	9	478	77	306
Debt financing costs [4]	1,614	3,493	—	—	237
Restructuring and severance-related charges	3,469	12,046	10,302	502	22,991
Credit losses and (gains) losses on other assets, net	100	—	1,471	1,936	4,582
Merger-related fair value adjustment	10,852	10,715	10,580	10,446	10,314
Unconsolidated JV normalizing items [5]	211	233	163	204	113
Normalized FFO adjustments	$15,166	$26,418	$23,365	$13,948	$37,772
Normalized FFO adjustments per common share - diluted	$0.04	$0.07	$0.07	$0.04	$0.11
Normalized FFO	$142,147	$145,340	$143,736	$137,722	$143,414
Normalized FFO per common share - diluted	$0.40	$0.41	$0.41	$0.39	$0.40

Non-real estate depreciation and amortization	2,522	1,139	1,184	1,269	1,385
Non-cash interest amortization, net [6]	1,396	1,384	1,130	1,217	1,239
Rent reserves, net	582	146	130	94	(369)
Straight-line amortization, net	(6,554)	(6,924)	(8,022)	(7,891)	(8,032)
Stock-based compensation	3,308	3,386	3,887	3,028	3,028
Unconsolidated JV non-cash items [7]	(348)	(463)	(356)	(253)	(277)
Normalized FFO adjusted for non-cash items	$143,053	$144,008	$141,689	$135,186	$140,388
2nd generation TI	(11,120)	(9,398)	(12,036)	(14,885)	(20,003)
Leasing commissions paid	(7,645)	(7,438)	(5,187)	(11,394)	(11,957)
Building capital	(10,413)	(10,319)	(9,112)	(6,687)	(8,347)
Total maintenance capex	$(29,178)	$(27,155)	$(26,335)	$(32,966)	$(40,307)
FAD	$113,875	$116,853	$115,354	$102,220	$100,081
Quarterly dividends and OP distributions	$85,506	$85,536	$110,486	$109,840	$110,808
FFO wtd avg common shares outstanding - diluted [8]	354,914	354,690	354,078	353,522	355,874

1Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.”
2FFO, Normalized FFO and Funds Available for Distribution ("FAD") do not represent cash generated from operating activities determined in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company's operating performance or as alternatives to cash flow as measures of liquidity.
3Potential common shares are not included in the computation of diluted earnings per share when a loss exists (or when dividends paid are greater than income), as the effect would be an antidilutive per share amount.
4Includes loss on debt extinguishment, loss on derivatives, and legal fees related to the amended and restated credit facility.
5Includes the Company's proportionate share of normalizing items related to unconsolidated joint ventures such as lease intangibles and transaction costs.
6Includes the amortization of deferred financing costs, discounts and premiums, and non-cash financing receivable amortization.
7Includes the Company's proportionate share of straight-line rent, net and rent reserves, net related to unconsolidated joint ventures.
8The Company utilizes the treasury stock method, which includes the dilutive effect of nonvested share-based awards outstanding of 581,073 for the three months ended December 31, 2025. Also includes the diluted impact of 4,280,972 OP units outstanding.

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 12

Capital Funding & Commitments
DOLLARS IN THOUSANDS, EXCEPT PER SQUARE FOOT DATA

ACQUISITION AND RE/DEVELOPMENT FUNDING
	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024
Acquisitions [1]	$—	$—	$—	$—	$—
Re/development [2]	29,352	36,031	42,040	33,436	39,611
1st generation TI/LC/Capital & acquisition capex [3]	34,207	24,480	33,369	15,139	14,794

MAINTENANCE CAPITAL EXPENDITURES FUNDING
	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024
2nd generation TI	$11,120	$9,398	$12,036	$14,885	$20,003
Leasing commissions paid	7,645	7,438	5,187	11,394	11,957
Building capital	10,413	10,319	9,112	6,687	8,347
	$29,178	$27,155	$26,335	$32,966	$40,307
% of Cash NOI
2nd generation TI	6.2%	5.1%	6.4%	8.2%	10.6%
Leasing commissions paid	4.3%	4.0%	2.8%	6.3%	6.3%
Building capital	5.8%	5.6%	4.9%	3.7%	4.4%
	16.3%	14.7%	14.1%	18.2%	21.3%

LEASING COMMITMENTS [4]
	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024
Renewals
Square feet	656,712	682,626	642,797	794,857	783,975
2nd generation TI/square foot/lease year	$1.96	$3.13	$1.66	$1.90	$2.20
Leasing commissions/square foot/lease year	$1.39	$1.85	$1.12	$1.48	$1.48
Renewal commitments as a % of annual net rent	14.2%	16.8%	12.2%	13.8%	14.1%
WALT (in months) [5]	54.6	58.9	37.9	47.7	59.7

New leases
Square feet	137,873	132,079	195,266	172,371	299,950
2nd generation TI/square foot/lease year	$7.54	$6.94	$7.12	$6.08	$7.30
Leasing commissions/square foot/lease year	$2.05	$1.90	$2.03	$1.90	$1.82
New lease commitments as a % of annual net rent	48.2%	42.0%	44.6%	40.4%	40.7%
WALT (in months) [5]	71.2	65.2	63.3	65.9	78.3

All
Square feet	794,585	814,705	838,063	967,228	1,083,925
Leasing commitments as a % of annual net rent	20.5%	20.0%	22.2%	18.8%	21.9%
WALT (in months) [5]	57.5	60.0	43.8	51.0	64.8

1Acquisitions include properties acquired through joint ventures at the Company's ownership percentage.
2Re/development funding includes capital spend on re/developments, re/development completions and unstabilized properties.
3Acquisition capex includes near-term fundings underwritten as part of recent acquisitions. 1st generation tenant improvements and leasing commissions for re/developments are excluded.
4Reflects leases commencing in the quarter. Excludes recently acquired or disposed properties, re/development completions, construction in progress, land held for development, corporate property, redevelopment properties, unstabilized properties, planned dispositions and assets classified as held for sale.
5WALT = weighted average lease term.

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 13

Debt Metrics [1]
DOLLARS IN THOUSANDS

SUMMARY OF INDEBTEDNESS AS OF DECEMBER 31, 2025
	PRINCIPAL BALANCE	BALANCE [1]	MATURITY DATE [2]	MONTHS TO MATURITY [2]	4Q 2025 INTEREST EXPENSE	CONTRACTUAL INTEREST EXPENSE	CONTRACTUAL RATE	EFFECTIVE RATE	FAIR VALUE MERGER ADJUSTED
SENIOR NOTES	$600,000	$595,026	8/1/2026	7	$7,338	$5,250	3.50%	4.94%	Y
	500,000	492,693	7/1/2027	18	5,855	4,687	3.75%	4.76%	Y
	300,000	298,652	1/15/2028	25	2,789	2,719	3.63%	3.85%
	650,000	597,188	2/15/2030	50	7,883	5,038	3.10%	5.30%	Y
	299,500	297,610	3/15/2030	51	1,929	1,797	2.40%	2.72%
	299,785	296,866	3/15/2031	63	1,594	1,536	2.05%	2.25%
	800,000	685,874	3/15/2031	63	8,750	4,000	2.00%	5.13%	Y
	$3,449,285	$3,263,909		39	$36,138	$25,027	2.90%	4.47%
TERM LOANS	$200,000	$199,635	7/20/2029	42	2,525	2,525	SOFR + 0.94%	4.81%
	300,000	299,055	1/20/2029	36	3,788	3,788	SOFR + 0.94%	4.81%
	—	—	5/31/2027 [3]	—	131	131	SOFR + 1.04%	4.91%
	—	—	6/1/2027 [3]	—	1,316	1,316	SOFR + 1.04%	4.91%
	—	—	10/31/2027 [3]	—	1,650	1,650	SOFR + 1.04%	4.91%
	$500,000	$498,690		38	$9,410	$9,410		4.81%
$1.5B CREDIT FACILITY	120,000	120,000	7/25/2030	54	$3,385	$3,385	SOFR + 0.84%	4.61%
MORTGAGES	$28,904	$28,824	various	7	$382	$393	3.94%	4.50%
	$4,098,189	$3,911,423		39	$49,315	$38,215	3.19%	4.52%	$2,550,000
Less cash	(26,172)	(26,172)
Net debt	$4,072,017	$3,885,251
Interest rate swaps					(568)	(568)
Interest cost capitalization					(3,532)	—
Unsecured credit facility fee & deferred financing costs					2,042	728
Financing right-of-use asset amortization					932	—
					$48,189	$38,375

DEBT MATURITIES SCHEDULE AS OF DECEMBER 31, 2025 [2]
	PRINCIPAL PAYMENTS
	BANK LOANS	SENIOR NOTES	MORTGAGE NOTES	TOTAL		WA RATE
2026	$0	$600,000	$28,904	$628,904		3.52%
2027	—	500,000	—	500,000		3.75%
2028	—	300,000	—	300,000		3.63%
2029	500,000	—	—	500,000		4.81%
Thereafter	120,000	2,049,285	—	2,169,285		2.54%
Total	$620,000	$3,449,285	$28,904	$4,098,189		3.19%
Net debt (principal)				$4,072,017
Fixed rate debt balance	$500,000	$3,449,285	$28,904	$3,978,189
% fixed rate debt, net of cash				97.7%
Company share of JV net debt			$31,751
					`

INTEREST RATE SWAPS
MATURITY	AMOUNT	WA FIXED SOFR RATE
May 2026	$100,000	2.15%
December 2026	150,000	3.84%
June 2027	150,000	4.13%
December 2027	100,000	4.13%
As of 12/31/2025	$500,000	3.65%

1Balances are reflected net of discounts, fair value adjustments, and deferred financing costs and include premiums.
2Includes extension options.
3During the quarter, the Company paid off the remaining outstanding principal balance of term loans due in 2027 totaling $541.6 million.

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 14

Debt Covenants & Liquidity
DOLLARS IN THOUSANDS

SELECTED FINANCIAL DEBT COVENANTS YEAR ENDED DECEMBER 31, 2025 [1]
	CALCULATION	REQUIREMENT	PER DEBT COVENANTS
Revolving credit facility and term loan
Leverage ratio	Total debt/total capital	Not greater than 60%	36.8%
Secured leverage ratio	Total secured debt/total capital	Not greater than 30%	0.3%
Unencumbered leverage ratio	Unsecured debt/unsecured real estate	Not greater than 60%	40.0%
Fixed charge coverage ratio	EBITDA/fixed charges	Not less than 1.50x	3.4x
Unsecured coverage ratio	Unsecured EBITDA/unsecured interest	Not less than 1.75x	3.3x
Asset investments	Unimproved land, JVs & mortgages/total assets	Not greater than 35%	10.3%

Senior Notes
Incurrence of total debt	Total debt/total assets	Not greater than 60%	35.8%
Incurrence of debt secured by any lien	Secured debt/total assets	Not greater than 40%	0.3%
Maintenance of total unsecured assets	Unencumbered assets/unsecured debt	Not less than 150%	267.9%
Debt service coverage	EBITDA/interest expense	Not less than 1.5x	3.5x

Other
Net debt to adjusted EBITDA [2]	Net debt (debt less cash)/adjusted EBITDA	Not required	5.4x
Net debt to enterprise value [3]	Net debt/enterprise value	Not required	40.3%

LIQUIDITY SOURCES
Cash	$26,172
Unsecured credit facility availability	$1,380,000
Consolidated unencumbered real estate assets (gross) [4]	$10,383,604

1Does not include all financial and non-financial covenants and restrictions that are required by the Company's various debt agreements. Financial measures include the Company's proportionate share of unconsolidated joint ventures, as applicable.
2Net debt includes the Company's share of unconsolidated JV net debt. See page 28 for a reconciliation of adjusted EBITDA.
3Based on the closing price of $16.95 on December 31, 2025, and 355,878,607 shares outstanding including outstanding OP units.
4The annualized fourth quarter unencumbered asset NOI was $674.6 million.

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 15

Investment Activity
DOLLARS IN THOUSANDS

DISPOSITION ACTIVITY DETAIL
LOCATION	COUNT	CLOSING	SQUARE FEET	OCCUPIED %	SALE PRICE
Dispositions
Boston, MA	1	2/7/2025	30,304	41%	$4,500
Denver, CO	2	2/14/2025	69,715	54%	8,600
Houston, TX [1]	1	3/20/2025	127,933	35%	15,000
1Q 2025 total	4		227,952	42%	$28,100
Boston, MA	—	4/30/2025	—	—%	486
Boston, MA	1	5/23/2025	33,176	61%	3,000
Jacksonville, FL	1	6/26/2025	53,169	12%	8,100
Yakima, WA	2	6/26/2025	91,561	100%	31,000
Houston, TX	—	6/27/2025	—	—%	10,500
2Q 2025 total	4		177,906	66%	$53,086
South Bend, IN	1	7/15/2025	205,573	77%	43,100
Milwaukee, WI	2	7/29/2025	147,406	100%	42,000
Naples, FL	1	7/29/2025	61,359	81%	19,250
New York, NY	1	7/30/2025	89,893	88%	25,000
Boston, MA	1	8/25/2025	9,010	66%	450
Lakeland, FL	4	8/27/2025	31,158	100%	7,325
Salem, OR	1	8/29/2025	21,026	43%	4,000
Milwaukee, WI	1	9/29/2025	220,747	74%	60,000
Tampa, FL	2	9/30/2025	47,962	100%	22,000
Dallas, TX	4	9/30/2025	448,879	62%	58,800
Chicago, IL	1	9/30/2025	56,531	97%	18,700
Columbus, OH	3	9/30/2025	117,060	100%	33,750
Miami, FL	1	9/30/2025	152,976	95%	62,000
3Q 2025 total	23		1,609,580	80%	$396,375
New Haven, CT	0	10/16/2025	—	—%	725
Des Moines, IA	1	10/29/2025	152,655	79%	7,225
Jacksonville, FL	2	11/17/2025	40,333	100%	18,600
Richmond, VA	6	11/18/2025	405,945	93%	171,000
Boston, MA	1	12/8/2025	10,380	—%	278
Atlanta, GA	0	12/19/2025	—	—%	3,000
Multiple	25	12/19/2025	1,522,500	83%	348,900
Memphis, TN	1	12/29/2025	116,473	99%	23,021
Phoenix, AZ	1	12/29/2025	89,980	92%	22,275
Phoenix, AZ	1	12/29/2025	89,983	—%	5,225
Houston, TX [2]	1	12/30/2025	49,319	100%	12,500
4Q 2025 total	39		2,477,568	83%	$612,749

Total 2025 disposition activity	70		4,493,006	79%	$1,090,310

Average cap rate [3]					6.7%
					.
Subsequent Disposition Activity
Atlanta, GA	1	1/14/2026	60,039	91%	21,900
Chicago, IL	1	Est. Feb	139,200	95%	47,000

1The Company provided seller financing of approximately $5.4 million in connection with this sale.
2The Company provided seller financing of approximately $6.4 million in connection with this sale.
3Cap rate represents the in-place cash NOI divided by sales price. Cap rate includes subsequent disposition activity.

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 16

Joint Ventures [1]
DOLLARS IN THOUSANDS

PORTFOLIOS
	WA OWNERSHIP INTEREST			4Q 2025
JOINT VENTURE		# OF PROPERTIES	SQUARE FEET	OCCUPANCY	NOI	NOI AT SHARE	SAME STORE NOI AT SHARE
Nuveen	41%	26	1,386,043	87%	$7,361	$2,775	$2,172
CBRE	20%	4	283,880	59%	1,162	233	183
KKR	20%	23	1,719,557	97%	13,340	2,668	—
Other [2]	58%	10	723,632	90%	5,241	2,780	1,886
Total		63	4,113,112	90%	$27,104	$8,456	$4,241

BALANCE SHEET
JOINT VENTURE	REAL ESTATE INVESTMENT [3]	DEBT [3]	DEBT AT SHARE	INTEREST RATE
Nuveen	$571,440	$72,711	$14,542	5.9%
CBRE	134,804	—	—	—
KKR	741,811	—	—	—
Other [2]	343,622	68,117	27,247	5.3%
Total	$1,791,677	$140,828	$41,789	5.6%
Net debt at JV share			$31,751

1Excludes completed dispositions and assets held for sale.
2Ownership percentages are weighted based on investment.
3Represents 100% of the real estate assets and debt of the joint ventures.

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 17

Re/development Activity
DOLLARS IN THOUSANDS

DEVELOPMENTS
MARKET	ASSOCIATED HEALTH SYSTEM	SQUARE FEET	CURRENT LEASED %	BUDGET	COST TO COMPLETE
Raleigh, NC	UNC REX Health	122,991	51%	$58,000	$9,526
Fort Worth, TX [1]	Baylor Scott & White	101,279	72%	48,200	3,840
Total development		224,270	60%	$106,200	$13,366
Projected stabilized yield - 7.0%-8.5%
Estimated stabilization period post completion - 12 - 36 months

REDEVELOPMENTS
MARKET	COUNT	SQUARE FEET	PROJECT SQUARE FEET	PROJECT LEASED %	BUDGET	COST TO COMPLETE
Charlotte, NC	2	169,135	101,486	97%	$35,050	$4,116
Houston, TX	2	314,861	152,172	35%	30,000	2,735
White Plains, NY	1	65,851	44,634	85%	24,900	1,366
Charlotte, NC	1	122,388	83,581	40%	19,200	19,012
Washington, DC	1	57,323	24,034	82%	15,200	1,015
Seattle, WA	1	78,288	34,916	29%	13,600	13,542
Raleigh, NC	1	40,400	40,400	100%	10,800	5,772
Houston, TX	1	40,214	40,214	42%	10,400	10,400
Denver, CO	2	78,691	51,149	41%	10,200	10,189
Port St. Lucie, FL	1	31,466	31,466	20%	9,400	8,942
Dallas, TX	1	126,121	22,152	100%	8,600	8,131
Denver, CO	1	55,978	28,832	53%	7,300	6,625
Other [2]	8	849,087	671,263	53%	96,800	77,549
Total redevelopment	23	2,029,803	1,326,299	55%	$291,450	$169,394
Projected stabilized yield - 9.0%-12.0%
Estimated stabilization period post completion - 12 - 36 months

LAND HELD FOR DEVELOPMENT
MARKET	COUNT	ACREAGE	INVESTMENT TO DATE
White Plains, NY	1	3.1	$3,440
Atlanta, GA	1	2.5	2,602
Nashville, TN	1	2.7	2,018
Round Rock, TX	1	6.3	6,681
Nashville, TN	1	0.4	4,653
Other	14	Various	38,141
Total	19		$57,535

1Development converted to an operating property to coincide with lease commencements in Q3 2025.
2Leased percentage does not include a 64,000 square foot lease executed in January 2026 on a redevelopment in Albany, NY.

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 18

Portfolio [1,2]
DOLLARS IN THOUSANDS

MARKETS
		COUNT	SQUARE FEET						WHOLLY OWNED
MARKET	MSA RANK		MOB	INPATIENT	OFFICE	WHOLLY OWNED	JOINT VENTURES	TOTAL	% OF NOI	CUMULATIVE % OF NOI
Dallas, TX	4	47	2,527,868	146,519	199,800	2,874,187	581,096	3,455,283	9.9%	9.9%
Seattle, WA	15	29	1,324,047			1,324,047	257,121	1,581,168	7.1%	17.0%
Charlotte, NC	21	31	1,699,765			1,699,765		1,699,765	5.6%	22.6%
Houston, TX	5	27	1,747,673	67,500		1,815,173	249,158	2,064,331	5.3%	27.9%
Denver, CO	19	29	1,349,450			1,349,450	306,949	1,656,399	4.9%	32.8%
Atlanta, GA	6	25	1,222,606			1,222,606	96,108	1,318,714	4.3%	37.1%
Los Angeles, CA	2	27	787,715	63,000		850,715	786,520	1,637,235	4.0%	41.1%
Boston, MA	11	13	718,723			718,723		718,723	4.0%	45.1%
Raleigh, NC	41	27	978,218			978,218	198,485	1,176,703	3.4%	48.5%
Phoenix, AZ	10	33	1,251,557			1,251,557	101,086	1,352,643	3.3%	51.8%
Nashville, TN	35	12	1,134,891			1,134,891	106,981	1,241,872	3.0%	54.8%
Indianapolis, IN	33	37	996,511	61,398		1,057,909	357,915	1,415,824	2.9%	57.7%
Tampa, FL	17	17	830,843			830,843		830,843	2.6%	60.3%
Washington, DC	7	9	692,107			692,107		692,107	2.6%	62.9%
Austin, TX	25	12	657,575			657,575	129,879	787,454	2.5%	65.4%
Miami, FL	8	11	746,463			746,463	52,178	798,641	2.4%	67.8%
San Francisco, CA	13	9	449,706			449,706	110,865	560,571	2.3%	70.1%
Orlando, FL	20	7	359,477	56,998		416,475		416,475	2.1%	72.2%
New York, NY	1	14	557,111			557,111	57,411	614,522	2.1%	74.3%
Hartford, CT	50	25	554,371			554,371		554,371	2.0%	76.3%
Other (30 Markets)		121	6,066,696	473,636	895,708	7,436,040	721,360	8,157,400	23.7%	100.0%
Total		562	26,653,373	869,051	1,095,508	28,617,932	4,113,112	32,731,044	100.0%
Number of properties			481	14	4	499	63	562
% of square feet			93.2%	3.0%	3.8%	100.0%
% multi-tenant			87.1%	—%	71.8%	83.9%
Investment			$9,317,607	$406,399	$272,967	$9,996,973
Quarterly cash NOI [2]			$146,659	$8,418	$4,427	$159,504
% of cash NOI			91.9%	5.3%	2.8%	100.0%

BY OWNERSHIP AND TENANT TYPE
	WHOLLY OWNED		JOINT VENTURES
	MULTI-TENANT	SINGLE-TENANT	MULTI-TENANT	SINGLE-TENANT	TOTAL
Number of properties	397	102	47	16	562
Square feet	24,010,566	4,607,366	3,383,096	730,016	32,731,044
% of square feet	73.4%	14.1%	10.3%	2.2%	100.0%
Investment [2]	$8,012,291	$1,984,683	$493,232	$115,135	$10,605,340
Quarterly cash NOI [2]	$126,915	$32,588	$6,375	$2,081	$167,960
% of cash NOI	75.6%	19.4%	3.8%	1.2%	100.0%

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Excludes assets held for sale, land held for development, and corporate property.

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 19

Health Systems [1,2]

MOB PORTFOLIO
			BUILDING SQUARE FEET			# OF BLDGS		LEASED BY HEALTH SYSTEM	% OF LEASED SF	# OF LEASES
HEALTH SYSTEM	SYSTEM RANK [3]	CREDIT RATING	ON/ADJACENT [4]	OFF-CAMPUS AFFILIATED [5]	TOTAL		% OF NOI
HCA	1	BBB-/Baa2	2,046,423	769,842	2,816,265	41	9.6%	720,231	2.6%	127
Baylor Scott & White	21	AA-/Aa2	2,146,334	66,376	2,212,710	25	6.8%	1,085,258	4.0%	154
CommonSpirit	4	A-/A3	1,442,804	535,300	1,978,104	37	6.7%	806,420	2.9%	152
Ascension Health	3	AA/Aa3	1,601,286	97,551	1,698,837	17	4.4%	739,365	2.7%	104
Advocate Health	14	AA/Aa2	751,636	240,910	992,546	17	3.8%	869,101	3.2%	87
Wellstar Health System	75	A+/A2	918,394	—	918,394	18	3.2%	607,220	2.2%	82
UW Medicine (Seattle)	91	AA+/Aa1	461,363	169,709	631,072	10	3.0%	294,971	1.1%	32
Providence Health & Services	5	A/A3	602,834	31,601	634,435	12	2.7%	247,064	0.9%	45
AdventHealth	11	AA/Aa2	640,215	118,585	758,800	12	2.6%	390,729	1.4%	97
MultiCare Health System	82	A/--	492,623	—	492,623	8	2.5%	233,700	0.9%	28
Indiana University Health	26	AA/Aa2	416,978	269,320	686,298	10	2.1%	387,649	1.4%	51
Tenet Healthcare Corporation	6	BB-/Ba3	545,035	235,399	780,434	13	2.0%	130,632	0.5%	21
Tufts Medicine	None	BBB-/Aa3	252,087	—	252,087	2	1.9%	260,784	1.0%	5
Cedars-Sinai Health Systems	51	AA-/Aa3	199,701	90,607	290,308	5	1.8%	90,515	0.3%	20
WakeMed	185	--/A2	374,207	101,597	475,804	13	1.7%	152,831	0.6%	23
Banner Health	24	AA-/--	749,075	31,039	780,114	24	1.6%	118,225	0.4%	32
Hawaii Pacific Health	181	--/A1	173,502	124,925	298,427	3	1.6%	104,915	0.4%	41
Baptist Memorial Health Care	89	A-2/--	427,649	150,228	577,877	8	1.6%	383,115	1.4%	46
Sutter Health	12	A+/A1	175,591	96,987	272,578	4	1.4%	110,448	0.4%	24
Novant Health	42	A+/A1	473,471	138,035	611,506	10	1.4%	193,957	0.7%	26
MemorialCare Health Systems	133	A+/--	353,541	48,759	402,300	5	1.4%	8,877	—%	4
Other (60 Credit Rated)			6,062,259	2,698,466	8,760,725	174	28.4%	4,140,953	15.1%
Subtotal - credit rated [6]			21,307,008	6,015,236	27,322,244	468	92.2%	12,076,960	44.1%
Other non-credit rated [7]			609,845	380,385	990,230	18	2.6%	410,712	1.5%
Off-campus non-affiliated [8]			—	2,227,935	2,227,935	51	5.2%	—	—%
Total			21,916,853	8,623,556	30,540,409	537	100.0%	12,487,672	45.6%
Joint ventures			2,731,325	1,155,711	3,887,036
Wholly-owned			19,185,528	7,467,845	26,653,373

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Excludes assets classified as held for sale.
3Ranked by revenue based on Modern Healthcare's Healthcare Systems Financials Database.
4The Company defines an adjacent property as being no more than 0.25 miles from a hospital campus.
5Includes off-campus buildings where health systems lease 20% or more of the property and/or are located within 2 miles from a hospital campus.
6Based on square footage, 42% is leased by an investment-grade rated healthcare provider.
7Includes 18 properties associated with hospital systems that are not credit rated.
8Includes off-campus buildings that are not 20% or more leased by a health system and are more than two miles from a hospital campus.

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 20

MOB Proximity to Hospital [1,2,3]

MOB BY LOCATION
	# OF PROPERTIES	SQUARE FEET	TOTAL	% GROUND LEASED
On campus	206	15,964,097	52.3%	69.9%
Adjacent to campus [4]	137	5,952,756	19.5%	14.1%
Total on/adjacent	343	21,916,853	71.8%	54.7%
Off campus - affiliated [5]	143	6,395,621	20.9%	15.0%
Off campus	51	2,227,935	7.3%	8.3%
	537	30,540,409	100.0%	43.0%
Wholly-owned	481	26,653,373
Joint ventures	56	3,887,036

MOB BY CLUSTER [6]
	TOTAL			HOSPITAL CENTRIC [7]
	# OF PROPERTIES	SQUARE FEET	% OF SQUARE FEET	# OF PROPERTIES	SQUARE FEET	% OF SQUARE FEET
Clustered	410	23,001,159	75.3%	334	19,954,197	77.4%
Non-clustered	127	7,539,250	24.7%	86	5,823,814	22.6%
Total	537	30,540,409	100.0%	420	25,778,011	100.0%

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Includes joint venture properties and excludes assets classified as held for sale.
3Proximity to hospital campus includes acute care hospitals with inpatient beds. The Company does not consider inpatient rehab hospitals (IRFs), skilled nursing facilities (SNFs) or long-term acute care hospitals (LTACHs) to be hospital campuses for distance calculations.
4The Company defines an adjacent property as being no more than 0.25 miles from a hospital campus.
5Includes off-campus buildings where health systems lease 20% or more of the property and/or are located within 2 miles from a hospital campus.
6A cluster is defined as at least two properties within a geographic radius of two miles. The Company believes clusters provide operational efficiencies and greater local leasing knowledge that accelerate NOI growth.
7Includes buildings that are located within two miles of a hospital campus.

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 21

Lease Maturity & Occupancy [1,2]

LEASE MATURITY SCHEDULE
	SQUARE FEET						# OF WHOLLY-OWNED LEASES
	WHOLLY-OWNED AND JOINT VENTURE
	MULTI-TENANT [3]	SINGLE-TENANT	TOTAL	% OF TOTAL	JOINT VENTURES	WHOLLY-OWNED
Month-to-month	223,247	59,427	282,674	1.0%	44,126	238,548	85
1Q 2026	1,081,421	44,806	1,126,227	3.8%	41,461	1,084,766	304
2Q 2026	860,539	66,250	926,789	3.1%	111,354	815,435	272
3Q 2026	805,290	112,329	917,619	3.1%	91,014	826,605	230
4Q 2026	914,602	—	914,602	3.1%	33,986	880,616	256
2027	3,742,692	1,098,726	4,841,418	16.4%	467,584	4,373,834	950
2028	3,158,421	585,199	3,743,620	12.6%	287,966	3,455,654	904
2029	2,926,257	715,648	3,641,905	12.3%	581,886	3,060,019	683
2030	2,702,344	641,922	3,344,266	11.3%	329,213	3,015,053	630
2031	1,499,137	369,883	1,869,020	6.3%	245,981	1,623,039	324
2032	1,934,968	395,932	2,330,900	7.9%	361,685	1,969,215	301
2033	890,366	52,813	943,179	3.2%	192,162	751,017	190
2034	1,170,299	142,581	1,312,880	4.4%	251,688	1,061,192	190
2035	1,231,407	159,725	1,391,132	4.7%	116,938	1,274,194	206
Thereafter	1,178,740	835,365	2,014,105	6.8%	530,630	1,483,475	181
Total occupied	24,319,730	5,280,606	29,600,336	90.4%	3,687,674	25,912,662	5,706
Total building	27,393,662	5,337,382	32,731,044		4,113,112	28,617,932
Occupancy	88.8%	98.9%	90.4%		89.7%	90.5%
WALTR (months) [4]	51.0	69.2	54.3			52.1
WALT (months) [4]	92.4	138.2	114.9			99.8

QUARTERLY LEASING ACTIVITY [5]
	MULTI-TENANT		SINGLE-TENANT		TOTAL
	ABSORPTION ACTIVITY	SQUARE FEET	ABSORPTION ACTIVITY	SQUARE FEET	ABSORPTION ACTIVITY	SQUARE FEET
Occupied square feet, beginning of period	—	24,644,200	—	5,377,288		30,021,488
Dispositions, assets held for sale and corp office	—	(499,198)	—	(48,556)		(547,754)
Expirations and early vacates	(950,454)	—	(87,331)	—	(1,037,785)
Renewals, amendments, and extensions	667,521	—	39,205	—	706,726
New lease commencements	457,661	—	—	—	457,661
Absorption		174,728		(48,126)		126,602
Occupied square feet, end of period		24,319,730		5,280,606		29,600,336

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Excludes land held for development, corporate property and assets classified as held for sale, unless noted otherwise.
3The average lease size in the wholly-owned multi-tenant portfolio is 3,906 square feet.
4WALTR = weighted average lease term remaining; WALT = weighted average lease term.
5Excludes month-to-month activity until such time that a term renewal is signed, or the tenant vacates.

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 22

Leasing Statistics [1,2]

SAME STORE RENEWALS [2]
	4Q 2025	2025

Cash leasing spreads	3.7%	3.1%

Cash leasing spreads distribution
< 0% spread	10.1%	8.3%
0-3% spread	7.0%	13.2%
3-4% spread	60.5%	55.8%
> 4% spread	22.4%	22.7%
Total	100.0%	100.0%

Tenant retention rate	82.7%	81.5%

AVERAGE IN-PLACE CONTRACTUAL INCREASES [3]
	MULTI-TENANT		SINGLE-TENANT		TOTAL
	% INCREASE	% OF BASE RENT	% INCREASE	% OF BASE RENT	% INCREASE	% OF BASE RENT
Same store [2]	2.97%	70.6%	2.50%	16.3%	2.88%	86.8%
Acquisitions	2.81%	6.2%	2.74%	1.7%	2.80%	7.9%
Other [4]	2.86%	5.0%	3.00%	0.3%	2.86%	5.3%
Total	2.95%	81.8%	2.53%	18.2%	2.87%	100.0%
Escalator type
Fixed	2.96%	98.1%	2.57%	87.6%	2.90%	96.1%
CPI	2.50%	1.9%	2.22%	12.4%	2.33%	3.9%

SAME STORE TYPE AND OWNERSHIP STRUCTURE [2]
	MULTI-TENANT	SINGLE-TENANT	TOTAL
Tenant type
Hospital	48.4%	54.7%	49.4%
Physician and other	51.6%	45.3%	50.6%

Lease structure
Gross	8.6%	1.4%	7.3%
Modified gross	32.9%	9.3%	28.7%
Net	58.5%	65.2%	59.7%
Absolute net [5]	—%	24.1%	4.3%

Ownership type
Ground lease	46.2%	34.9%	44.4%
Fee simple	53.8%	65.1%	55.6%

# OF LEASES BY SIZE [6]
LEASED SQUARE FEET	# OF LEASES	WALT	WALTR
0 - 2,500	2,980	73.4	38.8
2,501 - 5,000	1,431	81.3	43.1
5,001 - 7,500	490	92.1	48.4
7,501 - 10,000	280	100.3	52.0
10,001 +	525	117.5	60.9
Total Leases	5,706	99.8	52.1

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Same store properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, same store properties exclude properties that were recently acquired or disposed of, properties classified as held for sale or intended for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
3Excludes leases with lease terms of one year or less.
4Includes re/development properties, re/development completion, and joint ventures.
5Tenants are typically responsible for operating expenses and capital obligations.
6Excludes joint ventures, land held for development, corporate property and assets classified as held for sale.

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 23

Same Store [1,2]
DOLLARS IN THOUSANDS

TOTAL CASH NOI
	% of Total NOI	4Q 2025
Multi-tenant	68.1%	$121,798
Single-tenant	17.9%	31,878
Joint venture	2.4%	4,241
Same store	88.5%	$157,917
Developments	0.2%	268
Development completions	0.5%	839
Redevelopment	2.9%	5,153
Redevelopment completions	0.3%	511
Wholly-owned and joint venture acquisitions	1.8%	3,271
Completed dispositions & assets held for sale	5.8%	10,500
Total cash NOI	100.0%	$178,459

PORTFOLIO OCCUPANCY AND ABSORPTION
			OCCUPANCY %			ABSORPTION (square feet in thousands)
	COUNT	SQUARE FEET	4Q 2025	3Q 2025	4Q 2024	SEQUENTIAL	Y-O-Y
Multi-tenant	377	22,032,311	90.8%	90.5%	89.5%	66	279
Single-tenant	96	4,271,051	99.9%	99.9%	100.0%	—	(6)
Joint venture	28	1,532,190	90.1%	90.2%	89.2%	(1)	14
Same store	501	27,835,552	92.1%	91.9%	91.1%	65	287
Wholly owned and joint venture acquisitions	30	2,192,560	95.3%	95.1%	94.0%	3	28
Total stabilized portfolio	531	30,028,112	92.4%	92.1%	91.3%	68	316
Developments	2	224,270	47.1%	34.3%	12.4%	29	90
Development completions	2	107,247	89.6%	82.1%	82.1%	8	8
Redevelopments [3]	23	2,029,803	69.9%	68.7%	74.8%	23	(101)
Redevelopment completions	4	341,612	70.9%	71.4%	70.7%	(1)	1
Total portfolio including re/developments	562	32,731,044	90.4%	90.0%	89.8%	127	314
Joint ventures	63	4,113,112	89.7%	89.5%	87.3%	8	98
Total wholly-owned	499	28,617,932	90.5%	90.1%	90.1%	118	216

Multi-tenant	444	27,393,662	88.8%	88.3%	87.7%	175	371

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Same store properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, same store properties exclude properties that were recently acquired or disposed of, properties classified as held for sale or intended for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
3Includes the entire building under redevelopment.

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 24

Same Store [1,2,3]
DOLLARS IN THOUSANDS, EXCEPT PER SQUARE FOOT DATA

SAME STORE CASH NOI
	TOTAL
	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024	2025	2024
Base revenue	$186,609	$184,806	$182,406	$179,492	$178,148	$733,313	$704,762
Op. exp. recoveries	58,697	57,556	54,847	55,683	55,627	226,783	216,707
Revenues	$245,306	$242,362	$237,253	$235,175	$233,775	$960,096	$921,469
Expenses	87,389	86,433	82,722	85,005	84,045	341,549	331,280
Cash NOI	$157,917	$155,929	$154,531	$150,170	$149,730	$618,547	$590,189
Revenue per occ SF [4]	$38.31	$37.99	$37.34	$37.08	$36.92	$37.67	$36.61
Margin	64.4%	64.3%	65.1%	63.9%	64.0%	64.4%	64.0%
Period end occupancy	92.1%	91.9%	91.5%	91.2%	91.1%	92.1%	91.1%
Number of properties	501	501	501	501	501	501	501

Year-Over-Year Change
Revenues	4.9%					4.2%
Base revenue	4.7%					4.1%
Exp recoveries	5.5%					4.6%
Expenses	4.0%					3.1%
Cash NOI	5.5%					4.8%

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Same store properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, same store properties exclude properties that were recently acquired or disposed of, properties classified as held for sale or intended for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
3Excludes recently acquired or disposed properties, re/development completions, construction in progress, land held for development, corporate property, re/development properties. and assets classified as held for sale.
4Revenue per occ SF is calculated by dividing revenue by the average of the occupied SF for the period provided. Quarterly revenue per occ SF is annualized.

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 25

NOI Reconciliations [1]
DOLLARS IN THOUSANDS

BOTTOM UP RECONCILIATION
	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024
Net income (loss)	$14,591	($58,544)	($160,144)	($45,389)	($108,212)
Other expense (income)	19,485	83,116	175,898	63,893	107,448
General and administrative expense	13,787	21,771	23,482	13,530	34,208
Depreciation and amortization expense	127,408	137,841	147,749	150,969	160,330
Other expenses [2]	9,535	7,290	7,821	7,564	7,059
Straight-line rent expense	788	842	859	865	917
Straight-line rent revenue	(4,753)	(6,741)	(7,904)	(7,709)	(9,061)
Other revenue [3]	(10,998)	(9,542)	(9,345)	(9,907)	(11,194)
Joint venture property cash NOI	8,616	8,380	8,225	8,282	7,280
Cash NOI	$178,459	$184,413	$186,641	$182,098	$188,775
Developments	(268)	(84)	74	64	69
Development completions	(839)	(799)	(788)	(854)	(276)
Redevelopment	(5,153)	(5,878)	(6,754)	(6,552)	(6,968)
Redevelopment completions	(511)	(380)	(389)	(106)	(278)
Wholly owned and joint venture acquisitions	(3,271)	(3,160)	(3,072)	(3,065)	(2,441)
Completed dispositions & assets held for sale	(10,500)	(18,183)	(21,181)	(21,415)	(29,151)
Same store cash NOI	$157,917	$155,929	$154,531	$150,170	$149,730
Same store joint venture properties	(4,241)	(4,093)	(4,147)	(4,141)	(4,291)
Same store excluding JVs	$153,676	$151,836	$150,384	$146,029	$145,439

TOP DOWN RECONCILIATION
	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024
Rental income before rent concessions	$278,573	$292,965	$292,859	$294,543	$305,229
Rent concessions	(3,842)	(5,566)	(5,789)	(5,686)	(5,164)
Rental income	$274,731	$287,399	$287,070	$288,857	$300,065
Parking income	2,193	2,179	2,368	1,863	1,958
Interest from financing receivable, net	2,023	2,029	1,956	1,950	2,103
Exclude straight-line rent revenue	(4,753)	(6,741)	(7,904)	(7,709)	(9,061)
Exclude other non-cash revenue [4]	(4,140)	(3,922)	(3,593)	(4,051)	(5,697)
Cash revenue	$270,054	$280,944	$279,897	$280,910	$289,368
Property operating expense	(110,732)	(113,456)	(109,924)	(114,963)	(114,415)
Exclude non-cash expenses [5]	10,521	8,545	8,443	7,869	6,542
Joint venture property cash NOI	8,616	8,380	8,225	8,282	7,280
Cash NOI	$178,459	$184,413	$186,641	$182,098	$188,775
Developments	(268)	(84)	74	64	69
Development completions	(839)	(799)	(788)	(854)	(276)
Redevelopment	(5,153)	(5,878)	(6,754)	(6,552)	(6,968)
Redevelopment completions	(511)	(380)	(389)	(106)	(278)
Wholly owned and joint venture acquisitions	(3,271)	(3,160)	(3,072)	(3,065)	(2,441)
Completed dispositions & assets held for sale	(10,500)	(18,183)	(21,181)	(21,415)	(29,151)
Same store cash NOI	$157,917	$155,929	$154,531	$150,170	$149,730
Same store joint venture properties	(4,241)	(4,093)	(4,147)	(4,141)	(4,291)
Same store excluding JVs	$153,676	$151,836	$150,384	$146,029	$145,439

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Includes transaction costs, rent reserves, above and below market ground lease intangible amortization, leasing commission amortization, non-cash adjustments for financing receivables, and ground lease straight-line rent.
3Includes management fee income, interest, above and below market lease intangible amortization, lease inducement amortization, lease termination fees, deferred financing cost amortization and principal related to investment in financing receivable, and tenant improvement overage amortization.
4Includes above and below market intangibles, lease inducements, lease termination fees, deferred financing cost amortization, financing receivable, and TI amortization.
5Includes above and below market ground lease intangible amortization, leasing commission amortization, and ground lease straight-line rent.

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 26

NOI Reconciliations [1]
DOLLARS IN THOUSANDS

RECONCILIATION OF NOI TO FFO AND NORMALIZED FFO
	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024
Cash NOI	$178,459	$184,413	$186,641	$182,098	$188,775
General and administrative expense	(13,787)	(21,771)	(23,482)	(13,530)	(34,208)
Straight-line rent revenue	4,753	6,741	7,904	7,709	9,061
Interest and other (expense) income, net	(402)	(2,884)	(366)	95	(154)
Management fees and other income	5,765	4,707	4,614	4,525	3,667
Note receivable interest income	1,591	1,451	1,492	1,781	1,973
Other non-cash revenue [2]	3,642	3,385	3,239	3,601	5,554
Other non-cash expenses [3]	(10,358)	(8,007)	(8,087)	(7,418)	(6,400)
Non-real estate impairment	—	—	(1,471)	—	(1,600)
Restructuring and severance-related costs	588	9,010	7,060	114	19,288
Income taxes	300	372	297	310	657
Unconsolidated JV adjustments	(894)	(1,031)	(683)	(1,155)	(720)
Debt Covenant EBITDA	$169,657	$176,386	$177,158	$178,130	$185,893
Interest expense	(48,189)	(52,642)	(53,346)	(54,812)	(58,265)
Transaction costs	(300)	(125)	(593)	(1,011)	(1,577)
Leasing commission amortization [4]	8,418	6,519	6,404	5,621	5,744
Non-real estate depreciation and amortization	(1,091)	(1,173)	(1,217)	(1,301)	(1,418)
Loss on non-real estate assets	—	—	—	(1,936)	(4,075)
Non-controlling interest	—	—	—	(83)	(56)
Restructuring and severance-related costs	(588)	(9,010)	(7,060)	(114)	(19,288)
Income taxes	(300)	(372)	(297)	(310)	(657)
Loss on extinguishment of debt	(165)	(286)	—	—	(237)
Unconsolidated JV adjustments	(461)	(375)	(678)	(410)	(422)
NAREIT FFO	$126,981	$118,922	$120,371	$123,774	$105,642
Transaction costs	300	125	593	1,011	1,577
Lease intangible amortization	(698)	(203)	(222)	(228)	(2,348)
Non-routine tax and legal matters	(682)	9	478	77	306
Debt financing costs [5]	1,614	3,493	—	—	237
Restructuring and severance-related charges	3,469	12,046	10,302	502	22,991
Merger-related fair value adjustment	10,852	10,715	10,580	10,446	10,314
Credit losses and (gains) losses on other assets, net	100	—	1,471	1,936	4,582
Unconsolidated JV normalizing items	211	233	163	204	113
Normalized FFO	$142,147	$145,340	$143,736	$137,722	$143,414

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Includes above and below market lease intangibles, interest income related to sales-type leases, lease inducements, lease termination fees, deferred financing cost amortization, and principal related to investment in financing receivable and TI amortization.
3Includes above and below market ground lease intangible amortization, leasing commission amortization, and ground lease straight-line rent.
4Leasing commission amortization is included in the real estate depreciation and amortization add-back for FFO.
5Includes loss on debt extinguishment, loss on derivatives, and legal fees related to the amended and restated credit facility.

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EBITDA Reconciliations [1]
DOLLARS IN THOUSANDS

RECONCILIATION OF EBITDA
	4Q 2025	3Q 2025	2Q 2025	1Q 2025	4Q 2024
Net income (loss)	$14,591	($58,544)	($160,144)	($45,389)	($108,212)
Interest expense	48,189	52,642	53,346	54,812	58,265
Income taxes	300	372	297	310	657
Depreciation and amortization	127,408	137,841	147,749	150,968	160,330
Unconsolidated JV depreciation, amortization, and interest	8,121	7,063	7,384	7,128	6,336
EBITDA	$198,609	$139,374	$48,632	$167,829	$117,376
Transaction costs	300	125	593	1,011	1,577
Gain on sales of assets	(135,711)	(76,771)	(20,004)	(2,904)	(32,082)
Impairments on real estate assets	105,706	104,362	140,877	12,080	79,497
Restructuring and severance-related charges	588	9,010	7,060	114	19,288
Loss on extinguishment of debt	165	286	—	—	237
Debt Covenant EBITDA	$169,657	$176,386	$177,158	$178,130	$185,893
Leasing commission amortization [2]	8,418	6,520	6,404	5,621	5,744
Lease intangibles, franchise taxes and prepaid ground amortization	(31)	(111)	578	520	(3,596)
Timing impact [3]	(2,089)	558	4,129	4,176	(2,125)
Stock based compensation	3,308	3,386	3,887	3,028	3,028
Allowance for credit losses	100	—	1,471	—	1,600
Rent reserves, net	582	146	130	94	(369)
Debt financing costs [4]	1,449	3,207	—	—	—
Unconsolidated JV adjustments	319	425	163	204	113
Adjusted EBITDA	$181,713	$190,517	$193,920	$191,773	$190,288
Annualized Adjusted EBITDA	$726,852	$762,068	$775,680	$767,092	$761,152

RECONCILIATION OF NET DEBT
Debt	$3,911,423	$4,485,706	$4,694,391	$4,732,618	$4,662,771
Share of unconsolidated net debt	31,751	30,887	32,437	29,908	31,455
Cash	(26,172)	(43,345)	(25,507)	(25,722)	(68,916)
Net debt	$3,917,002	$4,473,248	$4,701,321	$4,736,804	$4,625,310

Net debt to adjusted EBITDA [5]	5.4x	5.9x	6.1x	6.2x	6.1x

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Leasing commission amortization is included in the real estate depreciation and amortization add-back for FFO.
3Timing adjustments to represent a full quarter impact of acquisitions and dispositions. Properties contributed into a joint venture are adjusted at the Company's share. Timing adjustments also include non-recurring impacts due to one-time items recognized in the quarter.
4Includes loss on derivatives and legal fees related to the amended and restated credit facility.
5Beginning in 2Q 2025, the Company began utilizing the carrying value of its debt in the calculation of net debt for purposes of reporting leverage metrics. Prior periods have been adjusted to align with this definition.

HEALTHCARE REALTY	Return to Table of Contents	4Q 2025 SUPPLEMENTAL INFORMATION 28

Components of Net Asset Value [1]
DOLLARS IN THOUSANDS

CASH NOI
4Q 2025
Same store [2]	$157,917
Acquisition & Re/development Completions	4,110
Total	$162,537
Other adjustments [3]	5,179
Total Cash NOI	$167,716

DEVELOPMENT & REDEVELOPMENT PROPERTIES
			PROJECTED STABILIZED ANNUAL CASH NOI [4]
	COST TO COMPLETE	BUDGET	LOW	HIGH
Developments	$13,366	$106,200	$7,000	$8,000
Redevelopments [5]	169,394	291,450	42,000	44,000
	$182,760	$397,650	$49,000	$52,000

LAND HELD FOR DEVELOPMENT, CASH, & OTHER ASSETS
Land held for development	$57,535
Disposition pipeline [6]	187,361
Unstabilized properties [7]	128,621
Cash and other assets [8]	394,414
$767,931

DEBT
Unsecured credit facility	$120,000
Unsecured term loans	500,000
Senior notes	3,449,285
Mortgage notes payable	28,904
Company share of joint venture net debt	31,751
Other liabilities [9]	323,413
$4,453,353

TOTAL SHARES OUTSTANDING
As of December 31, 2025 [10]	355,878,607

1Gross investment and quarterly cash NOI are reflected in the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2See Same Store schedule on pages 24-25 for details on Same Store NOI.
3Other adjustments include adjustments for management fee income of $5.6 million, offset by $0.5 million of positive NOI for unstabilized properties, which are shown in other assets.
4Represents total building projected stabilized NOI for properties in development and redevelopment at project stabilization.
5Estimated total cost includes only the incremental capital to complete the redevelopment.
6Includes 20 properties identified as assets held for sale that is excluded from Same Store Cash NOI and reflects net book value or sales price, if applicable.
7Includes 18 properties at their gross book value. These properties were comprised of 0.5 million square feet that generated positive NOI of $0.5 million.
8Includes cash of $26.2 million, notes receivable of $87.0 million, prepaid assets of $187.1 million, accounts receivable of $34.0 million, and prepaid ground leases of $11.8 million. In addition, it includes the Company's gross investment of its corporate headquarters in Nashville of $48.3 million.
9Includes only liabilities that are expected to reduce future cash or NOI and that are currently producing non-cash benefits to NOI. Included are accounts payable and accrued liabilities of $215.6 million, security deposits of $31.5 million, financing right of use liabilities of $73.1 million, and deferred operating expense reimbursements of $3.2 million.
10Total shares outstanding include OP units.

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2026 Guidance
DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE DATA

2026 EARNINGS GUIDANCE
	LOW	HIGH
Earnings per share	$(0.05)	$0.05
NAREIT FFO per share	$1.44	$1.50
Normalized FFO per share	$1.58	$1.64
Same store cash NOI growth	3.5%	4.5%

KEY ASSUMPTIONS
	LOW	HIGH
Normalized general and administrative	$43	$47
Interest expense, net of capitalized interest [1]	$135	$145
Total maintenance capex	$105	$125

SOURCES AND USES [2]
		MIDPOINT
Asset sales and loan receivable repayments [3]		$175
Bond issuance [4]		600
FAD less dividends		100
Total Sources		$875

Bond repayments		$600
Investments and share repurchases [5]		50
Development, redevelopment, and 1st gen capital		225
Total Uses		$875

Target adjusted net debt to EBITDA		mid-5x
Diluted shares outstanding [6]		353

1Excludes the merger-related fair value adjustment and interest expense associated with unconsolidated joint ventures.
2Based on approximate midpoints.
3Includes the January and expected February 2026 dispositions and a $45 million loan at a 6.5% interest rate that is expected to be repaid at maturity in March 2026.
4Assumes mid-year issuance at an approximate 5% interest rate.
5Includes January 2026 share repurchases totaling $50 million.
6Includes the diluted impact of the OP units, estimated stock based compensation grants, and January 2026 share repurchases.

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